Exhibit 32.1	Page 1 of 1

Exhibit 32.1

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to the requirement set forth in Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350, as adopted), Henry R. Carabelli, President and Chief Executive Officer of Pac-West Telecomm, Inc. (the “Company”), certifies that, to the best of his knowledge:

1.	The Company’s Report on Form 10-K for the year ended December 31, 2003, to which this Certification is attached as Exhibit 32.1 (the “Form 10-K”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in Form 10-K fairly presents, in all material respects, the financial condition and results of operation of the Company.

In Witness Whereof, the undersigned has set his hands hereto as of the 30th day of March, 2004.

/s/ Henry R. Carabelli

Henry R. Carabelli
President and Chief Executive Officer